As filed with the Securities and Exchange Commission on July 2, 2010
Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pier 1 Imports, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1729843 (I.R.S. Employer Identification No.)

100 Pier 1 Place, Fort Worth, TX 76102 (Address of Principal Executive Offices)

Pier 1 Imports, Inc. Stock Purchase Plan (As Amended Through June 29, 2010) (Full title of the plan)

Michael A. Carter Senior Vice President and General Counsel, Secretary Pier 1 Imports, Inc. 100 Pier 1 Place Fort Worth, TX 76102 (Name and address of agent for service)

(817) 252-7630 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer, "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	3,500,000 shares	$6.12	$21,420,000	$1,527.25

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices of the common stock of Pier 1 Imports, Inc. reported in the consolidated reporting system on June 29, 2010.

EXPLANATORY NOTE

This registration statement registers an additional 3,500,000 shares of common stock, par value $0.001 per share, for issuance pursuant to the Pier 1 Imports, Inc. Stock Purchase Plan, Restated as Amended June 20, 2008, and amended March 28, 2009, July 14, 2009 and June 29, 2010.  The contents of the earlier registration statements, identified by file numbers 33-038530, 33-050278, 33-061475, 333-034100, 333-105768, 333-137840, and 333-152208, are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 2, 2010.

PIER 1 IMPORTS, INC.

By:	/s/ Michael A. Carter
Michael A. Carter
Senior Vice President and General Counsel, Secretary

Each person whose signature appears below hereby severally constitutes and appoints Charles H. Turner and Michael A. Carter, each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Alexander W. Smith	President and Chief Executive Officer and Director	June 29, 2010
Alexander W. Smith

/s/ Charles H. Turner	Executive Vice President – Chief Financial Officer	June 29, 2010
Charles H. Turner

/s/ Laura A. Coffey	Principal Accounting Officer	June 29, 2010
Laura A. Coffey

/s/ John H. Burgoyne	Director	June 29, 2010
John. H. Burgoyne

/s/ Dr. Michael R. Ferrari	Director	June 29, 2010
Dr. Michael R. Ferrari

Signature	Title	Date

/s/ Terry E. London	Director	June 29, 2010
Terry E. London

/s/ Cece Smith	Director	June 29, 2010
Cece Smith

Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 2, 2010.

PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN, RESTATED AS AMENDED JUNE 20, 2008, AND AMENDED MARCH 28, 2009, JULY 14, 2009 AND JUNE 29, 2010

By:	Pier 1 Imports, Inc.
Administrator of the Plan

	By:	/s/ Gregory S. Humenesky
Executive Vice President – Human Resources

EXHIBIT INDEX

Exhibit No.	Description

10.1
Pier 1 Imports, Inc. Stock Purchase Plan, restated as amended June 20, 2008 (the "Stock Purchase Plan"), incorporated herein by reference to Exhibit 10.2 to the Company's Form 10-Q for the quarter ended May 31, 2008

10.2	Amendment, dated March 28, 2009, to the Stock Purchase Plan, incorporated herein by reference to Exhibit 10.8.1 to the Company's Form 10-K for the fiscal year ended February 28, 2009

10.3	Second Amendment, dated July 14, 2009, to the Stock Purchase Plan, incorporated herein by reference to Exhibit 10.8.2 to the Company's Form 10-Q for the quarter ended August 29, 2009

10.4
Third Amendment, dated June 29, 2010, to the Stock Purchase Plan, incorporated herein by reference to Appendix A to the Company's Proxy Statement for Annual Meeting of Shareholders to be held June 29, 2010

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney (set forth on the signature page hereof)